AMENDMENT TO YOUNKERS, INC.
                 DEFERRED COMPENSATION AGREEMENT



          It is agreed that the distribution provisions of each of the Deferred Compensation Agreements between Younkers, Inc. ("Younkers") and W. Thomas Gould (the "Employee"), dated June 10, 1985, January 1, 1986, January 1, 1987, January 1, 1988 and
December 28, 1988, as amended effective September 30, 1991 (the "1991 Amendment"), are hereby amended effective February 13, 1997, as follows:
1. The first sentence of Paragraph 2 (a) of the 1991 Amendment is amended to read in its entirety as follows:
          (a) Following termination of the services of the Employee with Proffitt's, Inc. ("Proffitt's") for any reason (including but not limited to death, total and limited disability, retirement and voluntary or involuntary termination as an employee), Proffitt's shall distribute to Employee or his beneficiary(ies), pursuant to paragraph (b) below, shares of Proffitt's stock represented by the units in said Stock Account, together with any assets credited to the Cash Account (including interest).

       2. Paragraph 2 (b) of the 1991 Amendment is amended to read in its entirety as follows:
     (b) Upon the first to occur of the Employee's termination of employment, death or total and permanent disability, all benefits payable hereunder (including without limitation, all interest credits thereon) shall be paid on the first business day in January of the year immediately following such event.

          IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

                                   PROFFITT'S, INC.



                              By:  _____________________________
                                   R. Brad Martin
                                     Chairman of the Board of
                                     Directors and Chief
                                     Executive Officer



                                   EXECUTIVE


                                   ____________________________
                                   W. Thomas Gould